UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2025

Primo Brands Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-42404	99-3483984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1150 Assembly Drive, Suite 800, Tampa, Florida 33607	900 Long Ridge Road, Building 2 Stamford, Connecticut 06902
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (813) 544-8515

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	PRMB	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

BUSINESS

On November 8, 2024, Primo Brands Corporation (formerly known as Triton US HoldCo, Inc.) (“Primo,” “Primo Brands,” “the Company,” “we,” “us” or “our”) consummated the previously announced business combination between BlueTriton Brands and Primo Water Corporation (“Primo Water”) pursuant to an arrangement agreement and plan of merger (the “Transaction”). As a result of the Transaction, (i) Triton Water Parent, Inc. (“BlueTriton”) merged with and into the Company, with the Company being the surviving corporation, and (ii) Primo Water and Triton Water Intermediate, Inc., previously a wholly-owned subsidiary of BlueTriton, became wholly-owned subsidiaries of the Company. In connection with the Transaction, our Class A common stock was listed on the NYSE and now trades under the symbol “PRMB.”

The following disclosure is qualified in its entirety by the more detailed information and audited and unaudited consolidated financial statements included in the annual, quarterly and current reports, proxy statements and other information filed by the Company and Primo Water with the Securities and Exchange Commission (the “SEC”). The unaudited pro forma condensed combined financial information set forth in this Form 8-K has been prepared in accordance with Article 11 of SEC Regulation S-X and gives pro forma effect to the Transaction as if it had occurred on January 1, 2023. The unaudited pro forma condensed combined financial information is derived from the unaudited pro forma condensed combined financial information of Triton Water Parent, Inc. and Primo Water Corporation as of and for the nine months ended September 30, 2024 and for the year ended December 31, 2023 filed as an exhibit to our Form 8-K12G3, as amended, filed with the SEC on November 12, 2024 and incorporated by reference in this Form 8-K, which should be read in conjunction with (i) BlueTriton’s historical financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024, filed with the SEC on December 17, 2024 and incorporated by reference in this Form 8-K, and Primo Water’s proxy statement, filed with the SEC on October 7, 2024 and incorporated by reference in this Form 8-K, and (ii) Primo Water’s historical financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024, filed with the SEC on December 17, 2024 and incorporated by reference in this Form 8-K, and Primo Water’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023, filed with the SEC on February 28, 2024 and incorporated by reference in this Form 8-K. This Form 8-K also includes certain non-GAAP financial measures, including combined company Adjusted EBITDA, which is not a financial measure presented in accordance with GAAP. For more information, see “Non-GAAP Financial Measures.” Unless otherwise indicated, non-financial metrics and data in this Form 8-K are as of November 8, 2024.

Our Company

Primo Brands is a leading branded beverage company focused on delivering healthy hydration solutions to millions of customers and consumers. We offer products across price points and occasions, helping to inspire healthier lives for everyone, everywhere with every sip. Our portfolio of iconic brands serves customers and consumers across North America in retail, at home, in the office, at restaurants and hotels and on-the-go - whenever, wherever, and however they hydrate. We aim to be a force for good in our communities by providing healthy hydration, local environmental stewardship, and innovative beverage and circular packaging solutions to drive growth and create value for all stakeholders.

Business Overview

On November 8, 2024, we announced the successful completion of the business combination between BlueTriton and Primo Water, creating Primo Brands Corporation. We offer an extensive portfolio of highly recognizable, responsibly sourced and conveniently packaged branded beverages that is diversified across channels, formats, price points and usage occasions. We believe our brand reach is amplified by our scaled national platform and route-to-market strength, serving every U.S. state, Puerto Rico and Canada. As one of the largest branded beverage companies in North America with a vertically integrated, coast-to-coast manufacturing and distribution network, we believe we are well positioned to benefit from consumer tailwinds and accelerate our growth in the large and growing beverage category.

For the year ended December 31, 2023, we generated pro forma Net Sales, pro forma Net Income, and combined company Adjusted EBITDA of $6.5 billion, $24 million, and $1.1 billion, respectively. For the nine months ended September 30, 2024, we generated pro forma Net Sales, pro forma Net Income, and combined company Adjusted EBITDA of $5.2 billion, $196 million, and $1.0 billion, respectively.Combined company Adjusted EBITDA is not a financial measure presented in accordance with U.S. generally accepted accounting practices (“GAAP”). For more information see “Non-GAAP Financial Measures” below. As a result of the Transaction, we believe we are positioned to realize an estimated $200 million run-rate cost synergies opportunity within the first three years of the closing of the Transaction, exclusive of an estimated $115 million in associated one-time costs. Certain factors may prevent us from realizing the anticipated cost synergies opportunity within the anticipated timeframe, or at all. See “Part II - Other Information—Item 1A. Risk Factors—We may not be able to consummate acquisitions, or acquisitions may be difficult to integrate, and we may not realize the expected revenue and cost synergies related to each such acquisition” in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024, filed with the SEC on December 17, 2024 and incorporated by reference in this Form 8-K.

We believe our strength in the beverage category is driven by our unique portfolio of iconic brands offering consumers hydration solutions across the pricing spectrum. Our portfolio of 30brands includes established “billion-dollar brands” Poland Spring® and Pure Life® (which are our brands that generate more than $1 billion in annual net sales), premium brands Mountain Valley® and Saratoga®, regional leaders such as Arrowhead®, Deer Park®, Ice Mountain®, Ozarka® and Zephyrhills®, purified brands including Primo Water® and Sparkletts®, and flavored and enhanced brands AC+ION® and Splash Refresher®. Together, our regional spring water brands account for over half of our revenue, while our purified brands account for roughly one-third of our revenue. Our brands are trusted by millions of customers and consumers across North America and have a rich heritage - today, we operate seven brands with over 100 years of history.

Our portfolio has been thoughtfully constructed to serve multiple consumer occasions across price points, with products available in a variety of different formats including case pack and bulk, which together account for over two-thirds of our revenue, as well as occasion pack and multi-serve. Our brands are sold in approximately 200,000 retail outlets across numerous channels, including the grocery, mass food, convenience, natural, drug, wholesale, and value locations across North America. We believe our route-to-market strength, coupled with our diversified offering across brands, products, segments and price points, enables us to serve as a one-stop partner for our customers of all sizes across North America.

Our strength in retail is enhanced further by our large format offering as well as our extensive direct-to-consumer distribution. Our large format products are anchored by our industry-leading lineup of innovative Water Dispensers, creating consumer connectivity through recurring water purchases across our Water Direct, Water Exchange and Water Refill businesses and driving a shift towards a more circular economy by prioritizing reuse, refill, and waste reduction:

•

Water Dispensers - Through our Water Dispenser business, we offer dispensers in several formats including top loading, bottom loading, and countertop formats, making it easy for our consumers to stay hydrated. Our dispensers are available for purchase at approximately 11,700 retail locations as well as eCommerce channels and on an annual basis, we sell through approximately one million units.

•

Water Direct - Through our Water Direct business, we deliver sustainable hydration solutions directly to approximately three million customers. Approximately one-third of our revenue is derived from our direct delivery channel.

•

Water Exchange - Through our Water Exchange business, consumers can visit approximately 26,500 retail locations and purchase a pre-filled, multi-use bottle of water. Once consumed, empty bottles can be exchanged at our recycling center displays, which provide a ticket that offers a discount towards the purchase of a new bottle.

•	Water Refill - Through our Water Refill business, consumers have the option to refill empty multi-use bottles at approximately 23,500 of our self-service refill stations.

We also serve the high-growth filtration category with innovative water filtration units for residential and commercial customers across North America. We believe our direct-to-consumer infrastructure is highly differentiated and allows us to serve residential and commercial customers across all day parts, usage occasions and price points.

Distribution Footprint

We believe our scaled, vertically integrated, coast-to-coast manufacturing and distribution network amplifies our brand reach and underpins our extensive retail presence, direct delivery capabilities and returnable packaging network. Our distribution footprint enables us to serve consumers across channels, formats, geographies and usage occasions in every U.S. state and Canada. Our distribution strength is supported by our extensive infrastructure, which includes more than 28,000 acres of watershed and wetlands, over 90 water source locations, a fleet of approximately 5,900trucks, approximately 70 production facilities and approximately 240 depots.We believe our carefully curated footprint not only allows for efficient delivery, strong service levels and high overall customer satisfaction but also supports the scalability of our returnable and circular packaging initiatives reinforcing our focus on to sustainability. In addition, our scaled distribution platform has enabled us to expand our presence into higher-growth convenience, restaurant, hospitality, education and healthcare channels, which we consider key pillars of our future growth.

1.	Represents pre-integration figures.

Stronger Together: Synergies of the Combined Platform

Our combined platform brings together BlueTriton’s iconic portfolio of brands and retail distribution strength with Primo Water’s complementary branded large format and direct-to-consumer offering. We believe our leading branded beverage platform, together with a diversified, scaled offering sets the foundation for our powerful financial profile. The increased scale and reach of our North American platform make the Company well positioned to take share of and sustainably grow in the large U.S. beverage category. As a pure-play healthy hydration platform, we believe we have a clear strategy to maximize our resources and advantages as a combined company, and we are focused on enhancing consumer access to our brands and products, leveraging our full ecosystem of offerings to accelerate growth. We continue to evaluate opportunities to unlock incremental revenue through the commercialization of our expanded platform.

We have also identified an estimated $200 million annual run-rate cost synergies opportunity, exclusive of an estimated $115 million in associated one-time costs, that we intend to implement within the first three years of the closing of the Transaction. These synergies are designed to streamline our cost structure and optimize our operations, procurement, IT/ERP, call center and SG&A functions. We believe there will be an opportunity to:

•	Operations - Optimize our manufacturing locations, routes, branches and inventory management systems, as well as streamline the brand portfolio;

•	Procurement - Improve our supply chain efficiencies;

•	IT / ERP - Optimize our IT systems, leveraging BlueTriton’s recently implemented Enterprise Resource Planning system and implement best practices across legacy platforms;

•	Call Center - Align our respective call center operating model; and

•	SG&A - Optimize our systems and processes more broadly across key functional areas.

Sustainability

Sustainability is a core pillar of our platform, and we continue to strengthen our focus through water stewardship, circular packaging, climate risk mitigation and community engagement. We responsibly source water from a network of more than 90 spring water locations and actively manage these resources for long-term sustainability, helping to conserve more than 28,000 acres of watershed and wetlands to promote continued consumer access to clean, safe drinking water.

We believe that we are a leader in circular packaging, helping to reduce waste through large-format, multi-serve bottles and innovative brand packaging made from recycled plastic, aluminum and glass. We are also focused on reducing our operational and chain value emissions by investing in propane-fueled fleets and renewable electricity, while encouraging our supply chain partners to do the same.

Beyond our environmental efforts, we are proud to partner with our local communities to provide support and resources in times of need, donating more than 1 million cases of drinking water and $1.5 million to build piped water infrastructure to increase access to water across the U.S. Our focus on sustainability underpins our ambitions to become the most trusted healthy hydration company in North America.

Financial Performance

We operate an attractive, scalable financial model that has delivered strong net sales growth and profitability. We believe that our track record of financial performance demonstrates the strength and resilience of our business model and operational discipline.

For the year ended December 31, 2023, we generated pro forma Net Sales, pro forma Net Income, and combined company Adjusted EBITDA of $6.5 billion, $24 million, and $1.1 billion, respectively. For the nine months ended September 30, 2024, we generated pro forma Net Sales, pro forma Net Income, and combined company Adjusted EBITDA of $5.2 billion, $196 million, and $1.0 billion, respectively. Combined company Adjusted EBITDA is not a financial measure presented in accordance with GAAP. For more information, see “Non-GAAP Financial Measures” below.

As a result of the Transaction, we believe we are positioned to realize an estimated $200 million run-rate cost synergies opportunity, exclusive of an estimated $115 million in associated one-time costs, that we intend to implement within the first three years of the closing of the Transaction. Certain factors may prevent us from realizing the anticipated cost synergies opportunity within the anticipated timeframe, or at all. See “Part II - Other Information—Item 1A. Risk Factors—We may not be able to consummate acquisitions, or acquisitions may be difficult to integrate, and we may not realize the expected revenue and cost synergies related to each such acquisition” in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024, filed with the SEC on December 17, 2024 and incorporated by reference in this Form 8-K.

Our goal is to drive sustainable, long-term stockholder value as we capture transformative operational efficiencies, achieve our synergy goals and deliver strong financial results.

Industry and Market Opportunity

Large and Growing Category with Attractive Long-Term Consumer Tailwinds

Primo Brands operates within the large and growing U.S. beverage industry, a $130+ billion market based on 2023 retail sales. The beverage industry encompasses a broad range of non-alcoholic beverage categories such as bottled water, soft drinks, energy drinks, juices, ready-to-drink coffee and tea, sports drinks, sparkling juices, coconut water, plant-based water, ciders, smoothies and kombucha. As consumer preferences increasingly shift toward healthier, sustainable and functional options, the beverage industry is undergoing significant transformation and growth.

1.	Circana US Category Data as of December 31, 2023; Third-party analysis.
2.	Includes still water, sparkling water and seltzer water.
3.	Includes sparkling juices, coconut water, plant-based water, ciders, smoothies and kombucha.
4.	2022 US EPA Report on the Environment.

Within this evolving landscape, Primo Brands serves the attractive bottled water sub-category of beverage, one of the largest and sustainably growing categories. In 2023, the U.S. bottled water market, which includes still water, sparkling water and seltzer water, generated $25 billion in retail sales. Bottled water has continued to be the beverage of choice in the U.S., ranking as the number one beverage by volume for eight consecutive years.

1.	IBWA Data as of October 15, 2024.
2.	Circana U.S. Category Data as of December 31, 2023; Third-party analysis.

Approximately 88% of Americans consume bottled water and 18% of Americans drink only bottled water for their water consumption. Individual water consumption has been on the rise, and water continues to gain share amongst U.S. consumers. The rising demand in bottled water consumption has been driven by the increasing awareness of hydration’s role in overall health and wellness, coupled with the portability and convenience it offers across channels and usage occasions. Recent consumer trends further illustrate the attractiveness of the beverage and bottled water landscape:

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Consumer Choice for Healthier Lifestyle / Expanding Beyond Tap Water - Health and wellness remain central to consumption decisions, with consumers actively seeking cleaner, natural and functional products. Additionally, concerns about contaminants in the U.S. tap water system are driving households and consumers towards bottled water and advanced filtration systems, which provide cleaner and safer alternatives to tap;

•

Broad Consumption Occasions - Bottled water continues to provide consumers with hydration solutions across a wide range of consumption occasions including on-the-go, at-work, at-home and away-from-home - or whenever, wherever, and however they hydrate;

•

Desire for Premium and Functional Products - Consumers are increasingly seeking bottled water options that offer added benefits, such as enhanced electrolytes, vitamins or alkaline properties, as well as premium offerings with superior taste and circular packaging;

•

Increasing Need for Convenience - Consumers are prioritizing easily accessible and portable hydration solutions. We believe bottled water is the go-to-choice for its availability, versatile packaging and suitability for anytime consumption; and

•

Digital Emergence in Consumer Behavior - The rise of e-commerce and digital platforms has transformed how consumers discover and purchase beverages, with subscription models, direct-to-consumer channels and online grocery services driving convenience and fostering deeper brand engagement in the bottled water category.

Primo Brands operates at the intersection of these consumer tailwinds, with a singular focus on healthy hydration. We are the leading player in the U.S. retail bottled water market with an approximately 19% market share of dollar spend in the category in 2023 on a combined company basis. By leveraging our leadership in bottled water and our focus on sustainability and innovation, we believe Primo Brands is poised to capitalize on the ample growth opportunities in the rapidly evolving beverage industry, while meeting the demands of health-conscious and environmentally aware consumers.

Source: Circana U.S. Category Data as of December 31, 2023.

1.	Represents percentage of the entire U.S. bottled water category (~$25Bn in 2023).

Competitive Strengths

Portfolio of Iconic, Industry-Leading Brands with Leading Direct-To-Consumer Capabilities

We believe Primo Brands is uniquely positioned as a leader in the healthy hydration category, driven by the strength of our iconic brands with rich heritage. Our portfolio, led by established billion-dollar brands, Poland Spring and Pure Life, also includes our premium brands Saratoga and Mountain Valley and other nationally recognized regional spring and purified brands. We maintain a diverse portfolio that serves multiple consumer usage occasions across a wide spectrum of formats and price points. With our expanding scale and resources, we are accelerating the growth of other brands within our portfolio and leveraging our nationwide footprint.

We are the category leader in U.S. bottled water, holding the number one market share in the retail channel, supported by our nationally recognized, fast-growing brands. Nearly all of our core brands have demonstrated strong, volume-driven growth in recent years.

Scaled National Footprint with Differentiated Distribution Infrastructure

We believe our differentiated, vertically integrated distribution network spanning coast-to-coast provides us with benefits that are difficult to replicate, including lower cost to serve and increased control over our supply chain and product quality. We also believe that our scaled national platform and go-to-market strategy amplify our brand reach and circular packaging strategy. Our distribution network spans multiple channels, formats and geographies, including every U.S. state and Canada, providing us with exceptional consumer access across North America. Our world-class operational capabilities are supported by an extensive infrastructure that includes approximately 70 production facilities and, approximately 240 depots, and a robust returnable packaging operation. In addition, our direct-to-consumer network is underpinned by a delivery fleet of approximately 5,900 vehicles. We have more than 90 spring water sources located across North America, and we are the only branded beverage company whose brands own their spring assets, which strengthens our profitability and helps us further support our sustainability and water stewardship efforts.

In recent years, we have implemented several initiatives, such as active SKU management processes, to drive operational efficiencies across our manufacturing and distribution network. Our differentiated logistics model enables us to deliver water efficiently from the spring source directly to customers, ensuring reliability and quality. The optimization of our complete footprint across our manufacturing locations, routes and branches remains in focus. We believe there will be opportunities to further streamline our operations and improve our distribution efficiency as we work to integrate Primo Water and BlueTriton’s capabilities.

Complete Offering Across Products, Formats and Channels to Serve Multiple Occasions and Price Points

Primo Brands combines its iconic brand portfolio with a scaled national platform to provide consumers healthy hydration whenever and wherever they hydrate. Primo Brands’ diversified, omni-channel business model offers exceptional access to its consumers and a differentiated ability to serve multiple consumer usage occasions and price points. Our broad and vertically integrated manufacturing and distribution footprint across North America supports strong recurring revenues from our direct-to-consumer delivery, exchange, refill and filtration offerings.

Our strong retail and direct-to-consumer footprint creates a multiplier effect, enabling us to serve many usage occasions and fulfill the growing demand for consumers’ desire for convenience and sustainability. Our product portfolio spans across all dayparts, providing customers with healthy hydration at-home, at-work and on-the-go. We continuously invest in brand innovation, as well as our circular packaging infrastructure (delivery, exchange, refill and filtration service), call centers and technology capabilities to ensure that we remain a go-to provider of healthy hydration solutions across products, formats, channels and price points.

Industry-Leading, Focused Sustainability Initiatives

We are at the forefront of reusable and circular packaging, helping to reduce waste through our reusable, multi-serve bottles and innovative brand packaging portfolio that incorporates recycled plastic, aluminum and glass. We responsibly source from numerous springs and actively manage water resources for long-term sustainability, helping to protect more than 28,000 acres of watershed and wetlands areas. We are proud to partner with the International Bottled Water Association in North America, which supports strict adherence to safety, quality, sanitation and regulatory standards for consumer protection. We believe in fostering a respectful culture that values our associates and key stakeholders, and we are invested in the sustainability of our hydration solutions, our communities, our packaging and our water sources for generations to come. We also intend to continue Primo Water and BlueTriton’s long-standing tradition of supporting North American communities in times of need, providing support and resources to combat local and regional hydration quality issues and other local community challenges.

Attractive Financial Profile

Primo Brands brings together two strong businesses with track records of financial success across economic cycles. Our consistent and relatively predictable net sales growth is complemented by our strong profitability. Primo Brands remains committed to long-term value creation for all stakeholders by executing against our synergy plans, deleveraging over the medium-term and deploying efficient capital spending to support our growth plans.

Entrepreneurial, Execution-Driven Management Team and Board of Directors

We are led by a highly entrepreneurial, results-oriented and motivated Board of Directors and executive management team that aims to foster a positive and rewarding work environment for Primo Brands’ associates. Our culture encourages high-performance and operational excellence. Our Board of Directors, led by Non-Executive

Chairman Dean Metropoulos, and our senior management team, led by Chief Executive Officer Robbert Rietbroek, are comprised of industry and operational experts with decades of collective experience, supported by a talent base of more than 13,000 associates across the U.S. and Canada.

Robbert Rietbroek, our Chief Executive Officer, is a seasoned executive bringing more than 25 years of experience at Fortune 500 companies to Primo Brands, including five years as Senior Vice President and General Manager responsible for Quaker Foods North America, a reporting segment of PepsiCo. David Hass, our Chief Financial Officer, has served in various roles with Primo Water, including Chief Strategy Officer, Vice President of Strategy, and Vice President of Financial Planning & Analysis. Rob Austin, our Chief Operating Officer, has more than 20 years of experience at the intersection of supply chain operations, logistics, sales and technology. Prior to Primo Brands, Rob served as Chief Operating Officer at BlueTriton Brands. Together with the track record and experience of our Board of Directors and talented associates, we believe we are well positioned for sustainable long-term growth and success.

Growth Strategies

We are focused on building the foundation for our long-term growth by unifying our people, processes, policies and platforms to maximize timely synergy capture and cohesively go to market as one of the largest branded beverage companies in North America. Our investments in infrastructure and supply chain have improved service levels, increased retention rates and improved overall customer satisfaction. Looking ahead, we intend to drive net sales growth and sustainable profitability through the following growth strategies:

Harness the Strength of Our Brand Portfolio

Disciplined Focus on Core Brands

We offer an extensive portfolio of highly recognizable, responsibly sourced and conveniently packaged branded beverages that is diversified across channels, formats, price points and usage occasions.

We are focused on optimizing our brand portfolio to drive growth, manage costs and drive operational efficiency. By prioritizing high-performing, high-potential brands while consolidating non-core brands, we aim to strengthen our market position, enhance our resource allocation and improve overall profitability. We believe this disciplined focus on core brands will allow us to redirect investments toward innovation, thereby expanding our footprint and delivering a more compelling product mix to our customers.

Expand Premium Brands

We believe we are well positioned to benefit from the ongoing premiumization tailwind across the beverage category. We plan to meaningfully expand the distribution and reach of our premium brands through cross-selling in existing and new locations - across channels, formats and geographies. In order to accelerate this growth, we are also making investments at our Mountain Valley and Saratoga manufacturing facilities to meet consumer demand for our premium products.

We plan to leverage our premium brands to enter new water categories, such as alkaline and functional, to attract more affluent, health-conscious consumers. We aim to drive growth by upselling customers to our premium branded offerings, leveraging our expanded portfolio to enhance value and meeting evolving consumer preferences. We believe this will help drive our premium offerings to the right consumer, building awareness and in-store presence.

Prioritizing Points of Distribution Expansion

Dispenser Points of Distribution Expansion

Our industry-leading lineup of innovative water dispensers, which are sold through approximately 11,700 retail locations and online at various price points, are key to increasing our household and commercial penetration while also supporting the continued growth of our Water Direct, Water Exchange and Water Refill offerings. We expect to continue investing in the expansion of our dispenser offering, both through retail and digital channels, in order to increase product adoption, enhance our market presence, and drive recurring purchases of our water solutions. We believe dispenser innovation and enhancements will also enable us to improve our service efficiency and reduce service costs and packaging waste.

Water Exchange Expansion with Regional Spring Water

We believe there is an opportunity to build on the success of our legacy Water Exchange business by driving incremental sales at exchange locations through expanded rack placements and the introduction of regional spring brands. By incorporating our regional spring brands into the Water Exchange channel, we believe we can leverage their established brand equity and tap into a pre-existing customer base while offering tailored products that caters to specific local demand.

Case Pack Expansion at Water Exchange and Water Refill Retail Locations

As we focus on broadening our footprint, we see an opportunity to enhance, expand and diversify our packaging formats, including the expansion of our case pack and other non-bulk offerings across our Water Exchange and Water Refill retail locations. Increasing customer access to case packs allows us to drive incremental purchases, taking advantage of our diversified reach and existing infrastructure.

Unlock Whitespace Opportunities at Large Retail Accounts and Large Format Customers

In our retail business, we see significant whitespace opportunities at both existing and new customers. With our existing customers, we plan to strategically cross-sell our combined portfolio, leveraging our category leadership to expand shelf-space and improve product placement on the shelf. We have also identified new potential customers where our market leadership, iconic brands, national footprint and diversified product portfolio can be leveraged to win new business.

In large format, we believe there is meaningful whitespace to increase our customer base nationwide. Our branded product portfolio offers new Water Direct customers a greater variety across price points, usage occasions and packaging formats. We believe our broad-based branded portfolio, coupled with an improved national footprint and focus on customer service, provides a distinct competitive advantage in acquiring and keeping new customers. In our Water Exchange business, we plan to expand our relationship with existing retailers and add new retail partners to expand the reach and leverage of our regional brands while also helping our partners achieve their waste reduction goals. In our Water Refill business, we believe there are geographic whitespace opportunities, such as on the West Coast and in the Southwest to replicate our success.

Instituting Best Practices to Maximize Our Relationship with Last Mile Customers

We value our direct access to our customers and are focused on enhancing customer experience every step of the way. We acknowledge that customer service and customer experience are key indicators of our success, and we regularly seek to understand our customer needs by actively listening to their feedback across the entire spectrum of our product offerings. We believe that by providing consistently high-quality products and equipment and responding to customer service needs quickly and thoughtfully, we can continue to strengthen our trust and relationships with our customers. We continue to build out interactive digital touchpoints to improve the customer experience and are committed to continued investment in customer satisfaction. To provide superior customer service, we have made strategic investments to improve refill uptimes and equipment repairs, call center first-time resolution rates and on time in-full rates.

We also plan to leverage best practices to harmonize our go-to-market strategy, including price-package architecture, delivery and service fees and cross-selling opportunities. We believe our disciplined approach, supported by advanced analytics and consumer insights, will enable us to implement pricing decisions designed to improve customer experience and loyalty while ensuring consistency and predictability in costs.

A key pillar of our customer acquisition strategy is unlocking growth in underpenetrated customers and channels. Specifically, we aim to increase our direct store delivery (“DSD”) coverage in the underpenetrated convenience channel. As the channel remains in the early stages of growth, we see significant potential in establishing stronger shelf presence. We believe that enhancing our DSD capabilities will unlock cross-selling opportunities across our broader portfolio to meet diverse customer needs.

Disciplined M&A Across Healthy Hydration

As a diversified, branded healthy hydration platform, we continuously explore opportunities to acquire businesses or brands that enhance and expand our total addressable market, product portfolio, increase route density and expand our national footprint. M&A is a tool we expect to use to complement our organic growth strategy, and our evaluation is predicated on a thorough and disciplined due diligence process.

We have a proven track record of disciplined M&A, and we believe that our acquisition strategy will continue to improve and leverage our capabilities and financial profile. Our M&A track record is exemplified by our acquisitions in the premium water category in Saratoga and Mountain Valley. Under our ownership, Saratoga’s net sales have grown at a CAGR greater than 70%since being acquired in November 2021. Similarly, Mountain Valley’s net sales have more than doubled since 2021. This showcases the power of our national platform and route-to-market.

We maintain an active pipeline of potential acquisition opportunities and will continue to selectively evaluate acquisition targets that may expand our market leadership and capabilities in the healthy hydration category, increase our distribution footprint and complement our organic growth. The highly fragmented markets in which we operate afford us many opportunities to execute synergistic branded beverage, Water Direct, Water Refill and Water Filtration tuck-in acquisitions. Our acquisition strategy is consistent with our objective to provide consumers with the highest quality healthy hydration brands while increasing route density and reducing the overall cost of servicing our existing customer base.

Stringent Focus on Synergies, Integration and Operational Excellence

Our growth strategies are underpinned by a relentless focus on synergy capture, flawless integration and operational excellence across our platform. By leveraging the capabilities of our combined business, including the breadth of our portfolio and the reach of our retail distribution, we believe we are well positioned to increase consumer access to our brands and products. We continue to evaluate opportunities to drive incremental revenue through the commercialization of our expanded platform.

We believe that we are well positioned to realize an estimated $200 million cost synergies opportunity within the first three years of the closing of the Transaction, exclusive of an estimated $115 million in associated one-time costs. Over the next three years, we intend to capture cost synergies through network optimization (including branch and last mile, manufacturing and integrating IT systems), route optimization, vertical integration of bottle sourcing and PET case pack production, as well as streamlining vendor/supplier engagements.

Certain factors may prevent us from realizing the anticipated cost synergies opportunity within the anticipated timeframe, or at all. See “Part II - Other Information—Item 1A. Risk Factors—We may not be able to consummate acquisitions, or acquisitions may be difficult to integrate, and we may not realize the expected revenue and cost synergies related to each such acquisition” in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024, filed with the SEC on December 17, 2024 and incorporated by reference in this Form 8-K.

Non-GAAP Financial Measures

This Current Report on Form 8-K contains a non-GAAP financial measure, combined company Adjusted EBITDA, presented for the nine months ended September 30, 2024 and for the year ended December 31, 2023. This measure is not a financial measure presented in accordance with GAAP and does not have a standardized meaning under GAAP. We use combined company Adjusted EBITDA to separate the impact of certain items from the underlying business. Because we use these adjusted financial results in the management of our business, we believe this supplemental information is useful to investors for their independent evaluation and understanding of our underlying business performance, ability to meet future financial obligations and the performance of our management.

The non-GAAP financial measure presented herein is in addition to, and not meant to be considered superior to, or a substitute for, the Company’s, Primo Water’s and BlueTriton’s financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measure included in this Form 8-K reflects judgment of particular items by the Company’s management, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies.

For more information regarding pro forma Net Income, see the unaudited pro forma condensed combined financial information of Triton Water Parent, Inc. and Primo Water Corporation as of and for the nine months ended September 30, 2024 and for the year ended December 31, 2023, contained in exhibit 99.4 to our Form 8-K12G3, as amended, filed with the SEC on November 12, 2024 (the “Pro Forma 8-K”) and incorporated in this Form 8-K by reference. See below for more information regarding combined company Adjusted EBITDA and reconciliations to pro forma Net Income. Pro forma Net Income for the nine months ended September 30, 2024 and for the year ended December 31, 2023 was prepared and presented in accordance with Article 11 of Regulation S-X.

Combined Company Adjusted EBITDA

We believe that combined company Adjusted EBITDA is a useful metric for management, investors and analysts because it excludes certain items that can vary widely across different industries or among companies within the same industry, and it removes the impact of items that we do not believe were indicative of the core operating performance of BlueTriton and Primo Water during the periods presented. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies, and we believe these adjustments allow for consistent comparison of our operating results over time and relative to our peers.

The following table reconciles pro forma net income as disclosed in the Pro Forma 8-K to combined company Adjusted EBITDA for the nine months ended September 30, 2024 and the year ended December 31, 2023.

($ in millions)	Year Ended December 30, 2023	Nine Months Ended September 28, 2024
Pro forma net income (loss)	$24.2	$196.4
Interest expense, net	359.5	276.8
Income tax expense	19.9	80.3
Depreciation and amortization	499.4	373.7

EBITDA	$903.0	$927.2
Acquisition and integration costs	159.1	55.6
Share-based compensation costs	15.4	18.0
Foreign exchange and other losses (gains), net	10.8	8.1
Loss on disposal of property, plant and equipment, net	20.5	7.9

($ in millions)	Year Ended December 30, 2023	Nine Months Ended September 28, 2024
Gain on sale of property	(21.0)	(0.5)
Management Fees	17.8	18.6
Other adjustments, net	27.2	13.5

Combined company Adjusted EBITDA	$1,132.8	$1,048.4

Cautionary Note Regarding Forward-Looking Information

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements involve inherent risks and uncertainties, and several important factors could cause actual results to differ materially from those contained in any such forward-looking statement. In some cases, forward-looking statements may be identified by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “aim,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “predict,” “project,” “seek,” “potential,” “opportunities,” and other similar expressions and the negatives of such expressions. However, not all forward-looking statements contain these words. They also include statements regarding the Company’s intentions, beliefs, or current expectations concerning, among other things, the Company’s outlook, results of operations, financial condition, liquidity, capital expenditures, prospects, growth, strategies, potential cost savings, synergies, and the impact of commercial, manufacturing, supply chain, and cost savings initiatives, the industry in which the Company operates, including its expectations about market trends and market opportunity, and other information that is not historical information. These statements involve known and unknown risks, uncertainties, and other factors that may cause the Company’s actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements.

Although management believes that it has a reasonable basis for each forward-looking statement contained in this Form 8-K, you are cautioned that these statements are based on a combination of facts and factors currently known by the Company and its expectations of the future, about which it cannot be certain. Important factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to: (i) our ability to compete successfully in the markets in which we operate; (ii) fluctuations in commodity prices and our ability to pass on increased costs to our customers or hedge against such rising costs, and the impact of those increased prices on our volumes; (iii) our ability to maintain favorable arrangements and relationships with our suppliers; (iv) our ability to manage supply chain disruptions and cost increases related to inflation; (v) our ability to manage our operations successfully; (vi) adverse changes in general economic conditions, including inflation and interest rates; (vii) any disruption to production at our manufacturing facilities; (viii) our ability to maintain access to our water sources; (ix) the impact of climate change on our business; (x) our ability to protect our intellectual property; (xi) the seasonal nature of our business and the effect of adverse weather conditions; (xii) the impact of national, regional and global events, including those of a political, economic, business and competitive nature, such as the Russia/Ukraine war or the Israel/Hamas conflict; (xiii) the impact of a pandemic, such as COVID-19, related government actions and our strategy in response thereto on our business; (xiv) difficulties with integrating the businesses of Primo Water and BlueTriton and in realizing the expected benefits of the Transactions; (xv) the unfavorable outcome of legal proceedings that may be instituted against the parties to the Transactions in connection with such transaction; (xvi) the inability to capture all or part of the expected benefits of the strategic opportunities we pursue, including those related to the Transactions, potential synergies related thereto and the ability to integrate Primo Water’s business and BlueTriton’s business successfully in the expected timeframe; (xvii) potential liabilities that we may inherit and that are not known, probable or estimable at this time; (xviii) the inability to retain Primo Water or BlueTriton management, associates or key personnel; (xix) the impact of future domestic and international industry trends on the Company and its future growth, business strategy, and objectives for future operations; (xx) the impact of the significant amount of the Company’s consolidated indebtedness, which could decrease business flexibility; (xxi) the inability to refinance or restructure existing indebtedness obligations on favorable terms, or at all; (xxii) our ability to meet our obligations under our debt agreements, and risks of further increases to our indebtedness; (xxiii) our ability to maintain compliance with the covenants and conditions under our debt agreements; (xxiv) fluctuations in interest rates, which could increase our borrowing costs; (xxv) the possibility that claims, assessments or liabilities were not discovered or identified in the course of performing due diligence investigations of the two businesses of Primo Water and BlueTriton; (xxvi) the possibility that the interests of One Rock Capital Partners, LLC and its affiliates may differ from the interests of other stockholders and other risks associated with our capital structure; (xxvii) litigation and regulatory risks; and (xxviii) the other important factors disclosed in our Quarterly Report on Form 10-Q for the three months ended September 30, 2024 and our other filings with the Securities and Exchange Commission.

As a result of these factors, the Company cannot assure you that the forward-looking statements in this Form 8-K will prove to be accurate. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete discussion of all potential risks or uncertainties that may substantially impact the Company’s business. Moreover, Primo Brands operates in a competitive and rapidly changing environment. New factors emerge from time to time and it is not possible to predict the impact of all of these factors on the Company’s business, financial condition or results of operations.

Furthermore, if any forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by Primo Brands or any other person that the Company will achieve its objectives, plans or cost savings in any specified time frame or at all. In addition, even if its results of operations, financial condition and liquidity, and the development of the industry in which the Company operates, are consistent with the forward-looking statements contained in this Form 8-K, those results or developments may not be indicative of results or developments in subsequent periods. The forward-looking statements contained in this Form 8-K are made only as of the date of this Form 8-K. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Primo Brands Corporation

Date: January 24, 2025	By:	/s/ Marni Morgan Poe
Marni Morgan Poe
General Counsel & Corporate Secretary